Exhibit 99.1

The Princeton Review, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations

On March 12, 2009, The Princeton Review, Inc. (the “Company”) completed the sale of substantially all of the assets of its K-12 Services Division (the “Sale”) to CORE Education and Consulting Solutions, Inc. The following unaudited pro forma condensed consolidated financial statements give effect to the Sale. The unaudited pro forma condensed consolidated balance sheet and statements of operations filed with this report are presented for illustrative purposes only. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 has been prepared to reflect the sale of our K-12 Services Division as if such sale had taken place on September 30, 2008, and is not necessarily indicative of the financial position of the Company had the sale occurred on that date. The unaudited pro forma condensed consolidated results of operations for the years ended December 31, 2007, 2006 and 2005 have been prepared assuming that the transaction occurred on January 1, 2005 and are not necessarily indicative of the results of operations for future periods or the results that actually would have been realized had we sold the K-12 Services Division as of that date. For the periods ended September 30, 2008 and 2007, the K-12 Services Division’s results of operations were presented as discontinued operations in the Company’s Quarterly Report on Form 10-Q, in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Therefore, the pro forma elimination of historical results of the K-12 Services Division is not necessary for those periods. The unaudited pro forma financial statements, including notes thereto, should be read in conjunction with the Company’s audited consolidated financial statements and the accompanying notes as of and for the year ended December 31, 2007, and Management’s Discussion and Analysis included in our Form 10-K for the year ended December 31, 2007 and the unaudited financial statements filed in our Form 10-Q for the quarter ended September 30, 2008.

The Princeton Review, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2008

(In thousands, except share data)

	Historical	Pro Forma Adjustments			Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$23,371		$7,585	(a)	$30,956
Restricted cash and cash equivalents	936				936
Accounts receivable, net	6,995				6,995
Other receivables, principally related parties	1,047				1,047
Inventory	2,244				2,244
Prepaid expenses and other current assets	2,241				2,241
Assets held for sale	6,240		(6,240)	(b)	—

Total current assets	43,074		1,345		44,419
Furniture, fixtures, equipment, and software development, net	13,168				13,168
Goodwill	82,615				82,615
Investment in affiliates	277				277
Other intangibles, net	28,352				28,352
Other assets	1,626				1,626
Assets held for sale	4,352		(4,352)	(b)	—

Total assets	$173,464		$(3,007)		$170,457

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,155	$			$1,155
Accrued expenses	12,107				12,107
Current maturities of long-term debt	2,956				2,956
Deferred revenue	18,011				18,011
Liabilities held for sale	3,938		(3,938)	(b)	—

Total current liabilities	38,167		(3,938)		34,229
Deferred rent	1,815				1,815
Long-term debt	18,505				18,505
Other liabilities	770				770
Deferred tax liability	4,989				4,989
Series C Preferred Stock, $0.01 par value; 60,000 shares authorized; 60,000 issued and outstanding	61,440				61,440
Commitments and contingencies stockholders’ equity
Preferred Stock, $0.01 par value; 4,940,000 shares authorized, none issued and outstanding	—				—
Common stock, par value; 100,000,000 shares authorized; 33,707,895 issued and outstanding	337				337
Additional paid-in capital	164,184				164,184
Accumulated deficit	(116,405)		931	(c)	(115,474)
Accumulated other comprehensive loss	(338)				(338)

Total stockholders’ equity	47,778		931		48,709

Total liabilities and stockholders’ equity	$173,464		$(3,007)		$170,457

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The Princeton Review, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share data)

	Year ended December 31, 2007
	Historical	Pro Forma Adjustments (d)		Pro Forma
Revenue
Test Preparation Services	$93,417	$		$93,417
SES Services	17,197			17,197
K-12 Services	35,995		(35,995)	—

Total revenue	146,609		(35,995)	110,614

Cost of revenue
Test Preparation Services	34,139			34,139
SES Services	7,476			7,476
K-12 Services	19,801		(19,801)	—

Total cost of revenue	61,416		(19,801)	41,615

Gross profit	85,193		(16,194)	68,999

Operating expenses
Selling, general and administrative	95,809		(13,148)	82,661
Restructuring	9,470		(617)	8,853
Impairment of investments	1,986		(986)	1,000

Total operating expenses	107,265		(14,751)	92,514

Income (loss) from operations	(22,072)		(1,443)	(23,515)
Interest income (expense), net	(348)			(348)
Other income (expense), net	(7,558)			(7,558)

Income (loss) from continuing operations before income taxes	(29,978)		(1,443)	(31,421)
(Provision) benefit for income taxes	3		602	605

Income (loss) from continuing operations	(29,975)		(841)	(30,816)
Dividends and accretion on Preferred Stock	(2,232)			(2,232)

Income (loss) attributed to common shareholders from continuing operations	(32,207)		(841)	(33,048)

Basic and diluted loss per share from continuing operations	$(1.15)			$(1.19)

Weighted average shares used in computing loss per share from continuing operations
Basic and diluted	27,877			27,877

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The Princeton Review, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share data)

	Year ended December 31, 2006
	Historical	Pro Forma Adjustments (d)		Pro Forma
Revenue
Test Preparation Services	$90,418	$		$90,418
SES Services	6,798			6,798
K-12 Services	37,965		(37,965)	—

Total revenue	135,181		(37,965)	97,216

Cost of revenue
Test Preparation Services	30,861			30,861
SES Services	3,722			3,722
K-12 Services	23,365		(23,365)	—

Total cost of revenue	57,948		(23,365)	34,583

Gross profit	77,233		(14,600)	62,633

Operating expenses
Selling, general and administrative	85,990		(15,547)	70,443
Impairment of investments	300			300

Total operating expenses	86,290		(15,547)	70,743

Income (loss) from operations	(9,057)		947	(8,110)
Interest income (expense), net	(649)		(57)	(706)
Other income (expense), net	(34)			(34)

Income (loss) from continuing operations before income taxes	(9,740)		890	(8,850)
(Provision) benefit for income taxes	(671)		(148)	(819)

Income (loss) from continuing operations	(10,411)		742	(9,669)
Dividends and accretion on Preferred Stock	(517)			(517)

Income (loss) attributed to common shareholders from continuing operations	(10,928)		742	(10,186)

Basic and diluted loss per share from continuing operations	$(0.40)			$(0.37)

Weighted average shares used in computing loss per share from continuing operations
Basic and diluted	27,578			27,578

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The Princeton Review, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share data)

	Year ended December 31, 2005
	Historical	Pro Forma Adjustments (d)		Pro Forma
Revenue
Test Preparation Services	$93,808	$		$93,808
K-12 Services	31,931		(31,931)	—

Total revenue	125,739		(31,931)	93,808

Cost of revenue
Test Preparation Services	28,686			28,686
K-12 Services	17,681		(17,681)	—

Total cost of revenue	46,367		(17,681)	28,686

Gross profit	79,372		(14,250)	65,122

Operating expenses
Selling, general and administrative	83,507		(15,274)	68,233

Total operating expenses	83,507		(15,274)	68,233

Income (loss) from operations	(4,135)		1,024	(3,111)
Interest income (expense), net	(347)		(1)	(348)
Other income (expense), net	2,420		(990)	1,430

Income (loss) from continuing operations before income taxes	(2,062)		33	(2,029)
(Provision) benefit for income taxes	(672)			(672)

Income (loss) from continuing operations	(2,734)		33	(2,701)
Dividends and accretion on Preferred Stock	(2,443)			(2,443)

Income (loss) attributed to common shareholders from continuing operations	(5,177)		33	(5,144)

Basic and diluted loss per share from continuing operations	$(0.19)			$(0.19)

Weighted average shares used in computing loss per share from continuing operations
Basic and diluted	27,570			27,570

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The Princeton Review, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(In thousands)

BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the disposition of the K-12 Services Division as if the disposition was effective January 1, 2005 for the periods presented in the unaudited pro forma condensed consolidated statements of operations and as of September 30, 2008, in the unaudited pro forma condensed consolidated balance sheet. The Company’s historical amounts represent the Company’s consolidated balance sheet and statements of operations derived from our Annual Report on Form 10-K for the year ended December 31, 2007 and quarterly report on Form 10-Q for the period ended September 30, 2008.

PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated statements of operations and balance sheet reflect the effect of the following pro forma adjustments:

(a)	Represents gross proceeds of $9.5 million less estimated transaction costs of approximately $1.9 million. The gross proceeds exclude the amount of the working capital purchase price adjustment. As this amount would not be due for 180 days after the closing, the probability of collection cannot be assured.

(b)	To remove the assets and liabilities of the K-12 Services Division as of September 30, 2008.

(c)	Represents the recognition of a gain which would have been realized upon the disposition of the K-12 Services Division had the transaction closed on September 30, 2008.

(d)	To remove the results of operations of the K-12 Services Division for the years ended December 31, 2007, 2006 and 2005.